UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 20, 2023

ATHERSYS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33876	20-4864095
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3201 Carnegie Avenue, Cleveland, Ohio	44115-2634
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 431-9900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05         Costs Associated with Exit or Disposal Activities.

On December 15, 2023, Athersys, Inc. (the “Company”) terminated four of its employees. Effective December 31, 2023, the Company anticipates terminating its remaining employees, including Daniel A. Camardo, the Company’s Chief Executive Officer (“CEO”), and Maia Hansen, the Company’s Chief Operating Officer (“COO”). The Company anticipates that some of the terminated employees may continue to advise the Company on a consulting basis.

The Company estimates that it will incur approximately $0.360 million of one-time pre-tax cash charges related to the employee terminations, consisting of employee severance and other one-time termination benefits. These estimates are subject to a number of assumptions, and actual results may differ. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the terminations.

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the employee terminations discussed in Item 2.05 of this Current Report on Form 8-K, the Company anticipates that Mr. Camardo, the Company’s CEO, and Ms. Hansen, the Company’s COO, will depart from the Company on December 31, 2023. Mr. Camardo and Ms. Hansen may continue to advise the Company on a consulting basis following that date, pursuant to the terms of a future consulting agreement. The employment agreements of Mr. Camardo and Ms. Hansen will be terminated effective December 31, 2023, including any severance benefits to which they were entitled under those agreements.

In exchange for their execution of a customary release of claims (“Release”) on December 20, 2023 in favor of the Company and agreement to the termination of their employment agreements, the Company agreed to pay Mr. Camardo and Ms. Hansen one-time termination benefits, consisting of one month of salary and the value of two months of continuation of health care cover pursuant to the Consolidated Omnibus Budget Reconciliation Act, or COBRA.

A copy of the Release will be filed as an exhibit to the Company’s next periodic report or other applicable filing, and the description of the Release is qualified in its entirety by reference to such exhibit.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains statements that are, or may be deemed, “forward-looking statements.” Forward-looking statements generally use forward-looking words, such as “may,” “will,” “could,” “should,” “would,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecast” and other words that convey the uncertainty of future events or outcomes. Forward-looking statements include, but are not limited to, information concerning the following: possible proceedings that may be brought by third parties in connection with the employee terminations discussed above; the impact and timing of any cost-savings measures and employee departures; the impact of litigation and regulatory proceedings; expectations regarding financial performance, strategic and operational plans, and other related matters; and other factors discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” section of the Annual Report on Form 10-K for its 2022 fiscal year. These forward-looking statements are not guarantees of the Company’s future performance and involve risks, uncertainties, estimates, and assumptions that are difficult to predict and may be outside of the Company’s control. Therefore, the actual outcomes and results may differ materially from those expressed in or contemplated by the forward-looking statements. Any forward-looking statement speaks only as of the date of this Current Report on Form 8-K. Except as may be required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and investors are cautioned not to rely upon them unduly.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2023
ATHERSYS, INC.

By:	/s/ Daniel Camardo
Daniel Camardo Chief Executive Officer and Duly Authorized Officer